                              NUCLEAR METALS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            MAY 1, 1996, 10:00 A.M.

    You are hereby notified that the Annual Meeting of Stockholders of Nuclear Metals, Inc. (the "Company") will be held on May 1, 1996 at 10:00 a.m. at the State Street Bank building, Enterprise Room, 225 Franklin Street, Boston, Massachusetts, to consider and act upon the following matters:

l. To fix the number of directors of the  Company at five (5) and to elect  five
   (5) directors for the ensuing year.

2. To amend the Company's Articles of Organization to provide that the Company shall have authority to issue one million (1,000,000) shares of Preferred Stock.

3. To approve the adoption by the Board of Directors of the Directors' Stock Option Plan.

4. To ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company.

5. To transact such other business as may properly come before the meeting.

    Even if you plan to attend the meeting, please be sure to sign, date and return the enclosed proxy in the enclosed envelope to:

                                Boston EquiServe
                                 P. O. Box 8200
                             Boston, MA 02266-5523
                            Attention: Philip Weiner

    Only stockholders of record on the books of the Company at the close of business on March 11, 1996 will be entitled to receive notice of and vote at this meeting.

                                          By order of the Board of Directors,
                                          THOMAS A. WOOTERS, Clerk

April 2, 1996

                                   IMPORTANT

    IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF SENDING FOLLOW-UP LETTERS, PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR COOPERATION IS GREATLY APPRECIATED.

                              NUCLEAR METALS, INC.
                                2229 MAIN STREET
                               CONCORD, MA 01742
                                PROXY STATEMENT
                       SOLICITATION AND VOTING OF PROXIES

    This proxy statement and the accompanying proxy card are being mailed to common stockholders commencing on or about April 2, 1996. The accompanying proxy is solicited by the Board of Directors of Nuclear Metals, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on May 1, 1996, and any adjournment or adjournments thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation. The Company has also retained Georgeson & Company, Inc., a proxy soliciting firm, to assist in the solicitation of proxies. See "Cost of Soliciting Proxies" below.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted "FOR" proposals 1, 2, 3 and 4 and in the discretion of the proxies as to other matters that may properly come before the meeting. Sending in a proxy will not affect a stockholder's right to attend the meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk at any time prior to its use or by voting in person at the meeting. A proxy may also be revoked by a later dated proxy. A stockholder's attendance at the meeting will not by itself revoke a proxy.

                       RECORD DATE AND VOTING SECURITIES

    The Board of Directors has fixed March 11, 1996 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 2,392,014 shares of Common Stock, $.10 par value, of the Company issued and outstanding, of which 1,513,384 shares are entitled to one vote per share. The remaining 878,630 outstanding shares of Common Stock are subject to the Massachusetts Control Share Acquisition Act and, as a result, have no voting rights and would obtain voting rights only upon authorization from a majority of stockholders other than the holders of such shares, officers of the Company and those directors of the Company who are also employees. See "Massachusetts Control Share Acquisition Act" elsewhere herein.

    The Company's By-laws provide that a quorum shall consist of the representation in person or by proxy at the annual meeting of stockholders entitled to vote 51% of the votes that are entitled to be cast at the meeting. Abstentions and broker non-votes will be counted for purpose of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of abstentions and broker non-votes to be brought before the Annual Meeting of Stockholders is discussed below.

    The election of directors is by plurality of the votes cast at the Annual Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Annual Meeting, either in person or by proxy, is required to approve proposals 1, 2, 3 and 4 and any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

    With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposals (i) to amend the Company's Articles of Organization, (ii) to ratify the adoption by the Board of Directors of the Directors' Option Plan, and (iii) to ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company, require the approval of a majority of the votes properly cast at the Annual Meeting, either in person or by proxy, abstentions will have the effect of a negative vote. Broker non-votes will not be counted in determining a quorum for, or the outcome of, any proposal.

    The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended September 30, 1995, was mailed to stockholders of record of the Company on March 5, 1996. Concurrent with the distribution of this proxy statement, stockholders of record on March 11, 1996 who were not included in the distribution of the 1995 Annual Report on March 5, 1996 will receive concurrently with this proxy statement a copy of the Annual Report. The Annual Report is not, however, a part of the proxy soliciting materials.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    One of the purposes of the meeting is to elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the five (5) nominees named below, unless otherwise specified on the proxy card. All of the nominees are currently members of the Board and have consented to be named and to serve if elected. There are no family relationships between any nominees, directors or executive officers of the Company.

    The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    The Board recommends a vote FOR the election of each of the nominees listed below.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees:

                               PRESENT PRINCIPAL EMPLOYMENT
 NAME                AGE       AND PRIOR BUSINESS EXPERIENCE       DIRECTOR SINCE
 ------------------  ---  ---------------------------------------  --------------
 George J. Matthews  65   Chairman of the Board of Directors            1972
                          since 1972. Until July 1978 and since
                          December 1, 1994, also Treasurer of the
                          Company. Chairman of Matthews
                          Associates Limited, which is engaged in
                          the business of investing in and
                          providing management consulting and
                          assistance to small and medium sized
                          businesses, including the Company.
 Robert E. Quinn     42   President of the Company since December       1994
                          1, 1994. Prior to becoming President,
                          served as Vice President, Sales for
                          over five years. Elected as a Director
                          on November 17, 1994.
 Wilson B. Tuffin    64   Vice Chairman since November 1994. From       1972
                          1972 to November 30, 1994, President,
                          Chief Executive Officer and Treasurer
                          of the Company.
 Kenneth A. Smith    59   Professor of Chemical Engineering at          1985
                          Massachusetts Institute of Technology
                          since 1971.

                               PRESENT PRINCIPAL EMPLOYMENT
 NAME                AGE       AND PRIOR BUSINESS EXPERIENCE       DIRECTOR SINCE
 ------------------  ---  ---------------------------------------  --------------
 Frank H. Brenton    70   Principal of Frank H. Brenton                 1986
                          Associates a business consulting firm.
                          From 1984 to 1986, Chairman of the
                          Board of Directors of Marshall's
                          Incorporated, an off-price retailer and
                          division of Melville, Inc.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors met six times during the fiscal year ended September 30, 1995. There was no director who during the fiscal year attended fewer than 75 percent of the aggregate of all board meetings and all meetings of committees on which he served.

    The Board of Directors has a two-member Audit Committee which is reconstituted at the first meeting of the Board following the annual meeting of stockholders. The Audit Committee, which met two times during fiscal 1995, meets with the Company's independent auditors and principal financial personnel to review the scope and results of the annual audit and the Company's financial reports. The Audit Committee also reviews the scope of audit and non-audit services performed by the independent public accounts, reviews the independence of the independent public accountants, and reviews the adequacy and effectiveness of internal accounting controls. The present members of the Audit Committee are Messrs. Brenton and Smith.

    The "disinterested" directors, for purposes for Rule 16b-3 under the Securities Exchange Act of 1934, Messrs. Brenton and Smith, acting as a Stock Option Committee, have the authority, subject to the express provisions of the Company's Employees' Stock Option Plan and Non-Qualified Stock Option Plan (the "Plans"): to determine the employees of the Company to receive options, the number of shares to be optioned, and the terms of the options granted; to construe and interpret the Plans and outstanding options; and to make all other determinations that they deem necessary and advisable for administering the Plans. The Board of Directors as a whole has corresponding authority with respect to options issued under the Directors' Stock Option Plan.

    The Board of Directors does not have standing committees on compensation or nominations.

DIRECTORS' COMPENSATION AND STOCK OPTION PLAN

    Each outside director of the Company receives an annual fee of $15,000.

    On November 20, 1995, the Board of Directors adopted a Director's Stock Option Plan (the "Plan") in order to enhance the Company's ability to attract and retain skilled and competent members of its Board of Directors. Only outside (non-management) directors of the Company and its subsidiaries are eligible to receive options under the Plan, and the maximum number of shares as to which such directors' options may be granted is 35,000 shares (subject to adjustments for stock splits, stock dividends and the like). Pursuant to the Plan, each director eligible to participate in the Plan, upon first election to office at the annual meeting of stockholders and for each subsequent period of three years of service, receives an option to purchase 1,000 shares of Common Stock of the Company at an exercise price equal to fair market value on the date of grant. Options to purchase 4,000 shares of Common Stock at an exercise price of $14.00 were granted to each of Messrs. Brenton and Smith on December 15, 1994 under the Directors Stock Option Plan which preceded the Plan. Option grants under the Plan are exercisable for a period of ten years and vest over a three-year period.

    During fiscal year 1995, Matthews Associates Limited, of which Mr. Matthews is sole owner, received compensation from the Company in connection with consulting services provided to the Company pursuant to a management agreement between the Company and Matthews Associates Limited. See "Executive Compensation" and "Executive Agreements."

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information as of March 4, 1996, with respect to the Common Stock of the Company owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by the executive officers named in the Summary Compensation Table, elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days of March 4, 1996. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                         NO. COMMON
                                                         SHARES AND
                                                          NATURE OF    PERCENT OF
                                                         BENEFICIAL      COMMON
 NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP (1)  STOCK (1)
 -----------------------------------------------------  -------------  ----------
 WIAF Investors Co.
 466 Arbuckle Avenue
 Lawrence, NY 11516                                       1,156,228  (2)    50.205 %
     and
 Melvin B. Chrein, M.D.
 Meryl J. Chrein
 Marshall J. Chrein
 Michael Chrein
 Charles Alpert
 Joseph Alpert
 21 Copper Beech Lane
 Lawrence, NY 11559
 George J. Matthews                                         229,617  (3)       9.6 %
 Chairman of the Board of Directors,
 Director & Consultant
 c/o Matthews Associates Limited
 100 Corporate Place
 Peabody, MA 01960
 Wilson B. Tuffin                                           203,808          8.5 %
 Vice Chairman and Director
 23 Arlington Street
 Acton, MA 01720
 Robert E. Quinn                                             14,406  (4)         *
 President and Director
 Kenneth A. Smith, Director                                   4,333  (5)         *
 Frank H. Brenton, Director                                   4,333  (6)         *
 James M. Spiezio                                             3,000  (7)         *
 Vice President, Finance and Administration

                                                         NO. COMMON
                                                         SHARES AND
                                                          NATURE OF    PERCENT OF
                                                         BENEFICIAL      COMMON
 NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP (1)  STOCK (1)
 -----------------------------------------------------  -------------  ----------
 William T. Nachtrab                                          3,000  (8)         *
 Vice President, Technology
 All directors and executive officers as a group (7
 persons)                                                   462,497  (9)      19.0 %

- ------------------------
*Less than one percent

(1) Does not reflect the effect on voting rights of the Massachusetts Control Share Acquisition Act.

(2) Derived from Schedules 13DA, dated October 3, 1994, submitted to the Company. The five persons named are described as a group in such Schedules 13DA. The persons named reported ownership of the following shares: WIAF Investors Co. (862,428); Melvin B. Chrein (88,400); Meryl J. Chrein (128,100); Charles Alpert (25,000) and Marshall J. Chrein (18,200). Each person reported sole voting and dispositive power with respect to the shares owned by such person.

(3) Includes 25,445 shares owned by a trust established by his late wife of which Mr. Matthews is a permitted beneficiary.

(4) Includes 3,333 shares which may be purchased upon the exercise of options.

(5) Includes 1,333 shares which may be purchased upon the exercise of options.

(6) Includes 1,333 shares which may be purchased upon the exercise of options.

(7) Includes 2,000 shares which may be purchased upon the exercise of options.

(8) Includes 2,000 shares which may be purchased upon the exercise of options.

(9) See notes (3), (4), (5), (6), (7) and (8) above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 1995 or written representations in certain cases, all Section 16(a) filing requirements were complied with except that one report was not timely filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table and notes present the compensation provided by the Company during the last three fiscal years to its chief executive officer and the four most highly compensated executive officers of the Company (other than the chief executive officer) who were serving as executive officers at the Company's fiscal year end of September 30, 1995.

                                                                                              LONG TERM COMPENSATION
                                                                                              ----------------------
                                                                                                      AWARDS
                                                                                              ----------------------  PAYOUTS
                                                               ANNUAL COMPENSATION            RESTRICTED  SECURITIES  -------
                                                     ---------------------------------------    STOCK     UNDERLYING   LTIP
NAME AND                                                                     OTHER ANNUAL      AWARD(S)    OPTIONS/   PAYOUTS
PRINCIPAL POSITION                          YEAR(1)  SALARY($)  BONUS($)  COMPENSATION($)(2)      $        SARS (#)      $
- ------------------------------------------  -------  ---------  --------  ------------------  ----------  ----------  -------
Robert E. Quinn                               1995     151,673      200           35,000             --      30,000       --
President                                     1994     131,000       --               --             --          --       --
                                              1993     131,000       --               --             --          --       --
George J. Matthews(3)                         1995     350,000       --               --             --          --       --
Chairman of Board of                          1994     350,000       --               --             --          --       --
 Directors, CEO and                           1993     350,000       --               --             --          --       --
 Treasurer
Wilson B. Tuffin(4)                           1995     172,039    3,800               --             --          --       --
Vice Chairman of the                          1994     210,000       --               --             --          --       --
 Board of Directors                           1993     210,000       --               --             --          --       --
 and Consultant
James M. Spiezio                              1995     113,270   10,830               --             --       6,000       --
Vice President,                               1994     105,987       --               --             --       2,500       --
 Finance &                                    1993      89,780       --               --             --          --       --
 Administration
William T. Nachtrab                           1995     103,703   10,830               --             --       6,000       --
Vice President,                               1994     103,558       --               --             --       2,500       --
 Technology                                   1993     103,558       --               --             --          --       --


NAME AND                                       ALL OTHER
PRINCIPAL POSITION                          COMPENSATION($)
- ------------------------------------------  ---------------
Robert E. Quinn                                      --
President                                            --
                                                     --
George J. Matthews(3)                                --
Chairman of Board of                                 --
 Directors, CEO and                                  --
 Treasurer
Wilson B. Tuffin(4)                                  --
Vice Chairman of the                                 --
 Board of Directors                                  --
 and Consultant
James M. Spiezio                                     --
Vice President,                                      --
 Finance &                                           --
 Administration
William T. Nachtrab                                  --
Vice President,                                      --
 Technology                                          --

(1) The Company's fiscal year ends on September 30th of each year.

(2) Excludes perquisites in amounts less than the threshold level required for reporting.

(3) Mr. Matthews is assigned as a consultant to the Company pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements -- Management Agreement with Matthews Associates Limited."

(4)  Mr. Tuffin's compensation for the fiscal  year ended September 30, 1995 was
    determined  pursuant  to  his  Employment  and  Consulting  Agreement.   See
    "Executive Agreements -- Employment Agreement with Mr. Tuffin."

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all options granted to each of the named executive officers of the Company during the fiscal year ended September 30, 1995 and the potential value of stock price appreciation rates, 5% and 10%, over the ten year term of the options. The 5% and 10% rates of appreciation are not intended to forecast future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                                    INDIVIDUAL GRANTS
                                                -------------------------     POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                              $ OF TOTAL           ANNUAL RATES OF STOCK PRICE
                                                 NUMBER OF    OPTION/SARS        APPRECIATION FOR OPTION TERM (5)
                                                SECURITIES    GRANTED TO    ------------------------------------------
                                                UNDERLYING     EMPLOYEES    EXERCISE OR
                                                OPTION/SARS    IN FISCAL     BAS PRICE
NAME                                            GRANTED (#)      YEAR       ($/SH) (4)    EXP. DATE    5%($)   10%($)
- ----------------------------------------------  -----------   -----------   -----------   ----------  -------  -------
Robert E. Quinn                                  10,000(1)                     13.50      11/16/2004   84,900  215,155
                                                 20,000(2)        36%          12.25      08/01/2005  183,923  390,467
George J. Matthews                               10,000(2)        12%          12.25      08/01/2005   77,040  195,233
Wilson B. Tuffin                                  5,000(2)         6%          12.25      08/01/2005   38,520   97,616
James M. Spiezio                                  1,000(3)                     14.00      12/14/2004    9,805   22,313
                                                  5,000(2)         7%          12.25      08/01/2005   38,520   97,616
William T. Nachtrab                               1,000(3)                     14.00      12/14/2004    8,805   22,312
                                                  5,000(2)         7%          12.25      08/01/2005   38,520   97,616

(1) These options were first exercisable on November 16, 1995 at which time the options were 33% vested with options vesting in additional 33% increments in two annual installments commencing on November 16, 1996.

(2) These options are first exercisable on August 1, 1996 at which time the options will be 33% vested with options vesting in additional 33% increments in two annual installments commencing on August 1, 1997.

(3) These options were first exercisable on December 14, 1995 at which time the options were 33% vested with options vesting in additional 33% increments in two annual installments commencing on December 14, 1996.

(4) The exercise price per share is the market price of the underlying Common Stock on the date of grant.

(5) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the
    Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes of the options exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information with respect to the exercise of options by the executive officers named in the Summary Compensation Table during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                                           OPTIONS AT FY-END (#)            AT FY-END(2)
                                        SHARES ACQUIRED  VALUE REALIZED  --------------------------  --------------------------
NAME                                    ON EXERCISE (#)      ($)(1)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------------------  ---------------  --------------  -----------  -------------  -----------  -------------
Robert E. Quinn                                 5,000           41,250        3,333         26,667            0         25,000
                                                1,000            6,500
George J. Matthews                             26,350          155,025            0         10,000            0         12,500
                                                2,000           15,750
                                                  500            4,500
Wilson B. Tuffin                               23,850          196,763            0          5,000            0          6,250
James W. Spiezio                                1,000            6,250        2,000          6,500       11,452         11,973
William T. Nachtrab                             1,000            6,250        2,000          6,500       11,452         11,993

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired, without deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at September 30, 1995 ($13.50 per share), less the exercise price, times the number of options outstanding.

PENSION PLAN TABLE

    The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                                             30 OR
 REMUNERATION     15       20       25       MORE
 ------------   -------  -------  -------  ---------
   $100,000      23,520   31,360   39,220    47,040
    150,000      38,520   51,360   64,200    77,040
    200,000      53,520   71,360   89,200   107,040
    300,000      83,520  111,360  139,200   167,040
    400,000     113,520  151,360  189,200   227,040
    500,000     143,520  191,360  239,200   287,040

    The Company has a defined benefit plan (the "Pension Plan") designed to provide retirement benefits for employees and ancillary benefits to their beneficiaries, joint annuitants and spouses. All employees of the Company become participants in the Pension Plan after attaining the later of age 21 or a year of service with the Company. The Pension Plan provides retirement benefits based on years of service and compensation. An employee's benefits under the Pension Plan generally become fully vested after five years of service. At normal retirement (the later of age 65 and five years of Plan participation), participants are entitled to a monthly benefit for the remainder of their life in an amount equal to one-twelfth of the sum of their "Annual Credits" for their last 30 years or lesser period of employment with the Company and its predecessors. An employee's "Annual Credit" is 1.25% of the portion of his annual compensation that is subject to Social Security tax and two percent (2%) of the balance of his annual compensation. Participants with five years of service are entitled to retirement at age 55, but the monthly benefit payable under the Pension Plan is reduced by 0.5% for each month that early retirement precedes normal retirement but not to less than $100 per month if the Participant has ten or more years of service. The surviving spouse of a retiree under the Plan is entitled to receive benefits equal to one-half the amount the retiree had been receiving. Alternative benefit payments that are equivalent to the benefit described above are also available to participants. Benefits payable under the plan are not reduced by Socal Security payments to the retiree. Amounts shown assume benefits commence at age 65. Benefit amounts shown are straight-life annuities. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Robert E. Quinn-20 years; Wilson B. Tuffin-22 years; James M. Spiezio-10 years; and William Nachtrab-6 years. On February 1, 1995, Mr. Tuffin began to receive benefit payments under the Pension Plan. Mr. Matthews does not participate in the Pension Plan.

                              EXECUTIVE AGREEMENTS

EMPLOYMENT AGREEMENT WITH MR. TUFFIN

    In November 1994, the Company entered into an employment and consulting agreement (the "Employment and Consulting Agreement") with Mr. Tuffin. Pursuant to the Employment and Consulting Agreement, Mr. Tuffin received initial compensation at the annual rate of $210,000 through January 1995, and will receive $105,000 as a consultant thereafter, subject to such annual increases as the Board of Directors may from time to time determine. The Employment and Consulting Agreement amends and supersedes the employment agreement which Mr. Tuffin had previously entered into with the Company.

MANAGEMENT AGREEMENT WITH MATTHEWS ASSOCIATES LIMITED

    The Company has entered into a management agreement with Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which Mr. George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The agreement expires on February 28, 1999, subject to renewal thereafter from year to year. Pursuant to the agreement, Matthews Associates Limited provides professional management services as a consultant to the Company through a senior executive whose duties include (i) financial management, (ii) serving, subject to election, as a director, as Chairman of the Board of Directors and as an officer of the Company and (iii) marketing and other advice to the Company including placement and modification of financing and contact with major customers, suppliers and governmental agencies. Mr. Matthews is the senior executive assigned to the Company under the agreement. Under the management agreement, Mr. Matthews devotes approximately 30 hours per week to the Company.

    MAL was paid $350,000 by the Company in fiscal 1995 for services under the management agreement and is to be paid a minimum of $350,000 in fiscal 1996 for all services under the agreement. The management agreement provides that the Company may terminate the agreement if a majority of the directors determines in good faith that the MAL representative has willfully refused to perform any services under the management agreement or has been convicted of a crime of moral turpitude, and in such event or in the event of termination by MAL without "good reason" as defined therein, the obligation of the Company to make future payments to MAL shall cease. The management agreement may be terminated by MAL for "good reason" as defined therein. In the event of termination by MAL for "good reason" or in the event of termination by the Company for reasons other than those described above, the Company is obligated to pay to MAL all of the amounts due under the agreement for the remaining term. In the event of termination by MAL without "good reason," the Company is obligated to continue to make payment to MAL for one year from the date of such termination. In the event of Mr. Matthew's death, the management agreement automatically terminates and the Company is obligated to continue to make payments to the estate of Mr. Matthews for the lesser of one year from such termination or the end of the scheduled term of the agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1995, the Board of Directors of the Company was responsible for establishing executive compensation (other than stock option compensation). Messrs. Quinn and Matthews participated in the deliberations of the Company's Board of Directors concerning executive officer compensation. No executive officer of the Company served as a director or member of a compensation committee, or its equivalent, of another entity, one of whose executive officers served as director of the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT ON COMPENSATION AND THE STOCK PERFORMANCE GRAPH CONTAINED ELSEWHERE HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    During the fiscal year ended September 30, 1995, the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual compensation (other than stock option compensation) for the Company's executive officers. The Stock Option Committee was responsible for considering stock option compensation for the Company's executive officers.

OVERVIEW

    The Board of Directors has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire, motivate and retain qualified executive officers. From time to time, the Board has also, on occasion, approved annual cash incentive bonuses based on the Company's performance or on the performance of the executive in question. In fiscal 1995, the Board approved cash incentive bonuses to certain executive officers based on their performance. From time to time, the Stock Option Committee also grants stock options to executive officers and key employees in order to bring the stockholders' interests more sharply into the focus of such officers and employees.

    The Board of Directors establishes the annual salary and bonus of each of the executive officers other than the Chief Executive Officer, based on the recommendations made by the Chief Executive Officer. In determining the recommendations for salary and bonus for each of the other executive officers, the Chief Executive Officer considers each officer's individual performance, attainment of individual goals and the contribution to the overall attainment of the Company's goals.

STOCK OPTIONS AND OTHER COMPENSATION

    Long term incentive compensation for executive officers consists exclusively of stock options granted under the Company's Employees' Stock Option Plan and Non-Qualified Stock Option Plan (the "Plans"). Executive officers as well as other key employees of the Company participate in the Plans. During fiscal 1995, the Stock Option Committee granted options only to certain newly appointed executive officers and those executive officers whose duties and responsibilities had increased since the prior fiscal year as a result of promotions or departmental restructuring. The Company also believes that its Pension Plan is an attractive feature for all employees.

BASIS FOR THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of Mr. Matthews, the Company's Chief Executive Officer during fiscal 1995, was determined pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements -- Management Agreement with Matthews Associates Limited."

                                          THE BOARD OF DIRECTORS
                                          George J. Matthews
                                          Robert E. Quinn
                                          Wilson B. Tuffin
                                          Kenneth A. Smith
                                          Frank H. Brenton
                                          STOCK OPTION COMMITTEE
                                          Kenneth A. Smith
                                          Frank H. Brenton

COMPARISON OF FIVE YEAR CUMULATIVE RETURN

    Set forth below is a line graph comparing the five-year cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones Aerospace and Defense Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG NUCLEAR METALS, INC., THE NASDAQ STOCK MARKET-US INDEX
                  AND THE DOW JONES AEROSPACE & DEFENSE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             NUCLEAR METALS, INC.         NASDAQ STOCK MARKET-US          DOW JONES AEROSPACE & DEFENSE
9/90                             100                             100                                     100
9/91                              90                             157                                     134
9/92                              85                             176                                     124
9/93                              93                             231                                     170
9/94                             296                             233                                     200
9/95                             171                             321                                     319

* $100 INVESTED ON 09/30/90 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

     PROPOSAL NO. 2 -- AUTHORIZATION OF 1,000,000 SHARES OF PREFERRED STOCK

    By written consent dated March 4, 1996, the Board of Directors of the Company approved an amendment to the Company's Articles of Organization to authorize the issuance of up to one million (1,000,000) shares of Preferred Stock of the Company, $.10 par value per share. The Board of Directors believes this amendment is necessary to provide the Company with the flexibility to effect future equity financings within institutional and other investors who may wish to purchase senior equity securities. The Company believes that the ability to issue equity securities which are senior to its common stock may permit it to avoid debt offerings as a means of raising funds. Although the Company has no present intention of issuing any shares of Preferred Stock, the issuance of shares of Preferred Stock may result in dilution to the Company's then existing stockholders. The terms of the Preferred Stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemptions, preferences and similar matters that could adversely affect the voting power or other rights of the holders of the Company's Common Stock will be determined by the Board of Directors of the Company at the time an offering thereof is contemplated, without further stockholder approval unless otherwise prescribed by the law or the rules of any applicable exchanges. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Board of Directors is not presently aware of any specific efforts to obtain control of the Company.

    The authorized capital stock of the Company currently consists of 3,000,000 shares of Common Stock, $0.10 par value. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The Articles of Organization and By-laws of the Company do not grant the holders of Common Stock any preemptive rights or the right to accumulate votes for the election of directors. Holders of Common Stock have no preemptive, subscription or conversion rights. Holders of Common Stock are entitled to receive dividends when, as and if they are declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of, and any sinking fund or redemption or purchase rights with respect to, any shares of Preferred Stock which may be issued and outstanding from time to time. In the event of voluntary or involuntary liquidation, distribution, dissolution or winding up of the Company, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Company, ratably and in proportion to the shares of Common Stock held by them, available after distribution in full of preferential amounts, if any, to be distributed to holders of Preferred Stock. The rights, preferences and privileges of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of shares of the Company's Preferred Stock, if authorized.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR IF THE PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION TO AUTHORIZE THE ISSUANCE OF UP TO 1,000,000 SHARES OF PREFERRED STOCK.

           PROPOSAL NO. 3 -- APPROVAL OF DIRECTORS' STOCK OPTION PLAN

    On November 20, 1995, the Board of Directors adopted a Director's Stock Option Plan (the "Plan") in order to enhance the Company's ability to attract and retain skilled and competent members of its Board of Directors. The Plan was adopted by the Board of Directors to replace the Company's prior Directors' Stock Option Plan which expired on August 31, 1995. Only outside (non-management) directors of the Company and its subsidiaries are eligible to receive options under the Plan, which currently consists of three individuals, and the maximum number of shares as to which such directors' options may be granted is 35,000 shares (subject to adjustments for stock splits, stock dividends and the like). Pursuant to the Plan, each director eligible to participate in the Plan, upon first election to office at the annual meeting of stockholders and for each subsequent period of three years of service, receives an option to purchase 1,000 shares of Common Stock of the Company at an exercise price equal to fair market value on the date of grant.

    The Plan will be administered by a Stock Option Committee (the "Committee") selected from time to time by the Board of Directors and initially consisting of the entire Board of Directors of the Corporation. Subject to the express provisions of the Plan, the Committee shall supervise and administer the Plan and grant all options hereunder.

    The Plan became effective on November 20, 1995 and shall terminate on November 20, 2000 unless sooner terminated by the Board of Directors. Options may be granted under the Plan at any time and from time to time prior to its termination. Any option outstanding under the Plan at the time of the termination or a suspension of the Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms and conditions.

    Options granted under the Plan are exercisable for a period of ten years and vest over a three-year period. There is currently no way to determine either (i) the likely participation of individuals in the Plan, or (ii) the amounts that will be received or allocated to such individuals under the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE ADOPTION OF THE DIRECTORS' STOCK OPTION PLAN.

           PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending September 30, 1996 and has further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended September 30, 1995.

    Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

                  MASSACHUSETTS CONTROL SHARE ACQUISITION ACT

    The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person(1) above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. Each time one of these thresholds is crossed, all shares acquired by the person making the control share acquisition within 90 days before or after such threshold is crossed, obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees.

    Based on certain filings made with the SEC on Schedule 13D and certain amendments thereto, the Company believes that certain control share acquisitions have occurred and that the members of the group which effected such control share acquisitions, namely Wiaf Investors Co., Charles Alpert, Joseph Alpert, Melvin B. Chrein, Meryl J. Chrein, and Marshall J. Chrein (collectively the "Investor Group") are the holders of 878,630 shares (the 'Affected Shares") which were acquired in control share acquisitions (within the meaning of Chapter
110D) and accordingly will have no voting rights unless or until such voting rights are authorized as described above. The members of the Investor Group are authorized to deliver to the Company a control share acquisition statement in accordance with the provisions of Section 3 of Chapter 110D and to demand that the Board of Directors of the Company call a special meeting for the purpose of considering whether voting rights shall be authorized for the Affected Shares. No control share acquisition statement has been delivered to the Company and no such demand has been made. Accordingly, the Company has not called such a special meeting and the question of authorization of voting rights for the Affected Shares will not be considered at the Annual Meeting.

- ------------------------
(1) Under Chapter 110D, the term "person" includes any "associate" of such person. An "associate" is defined to include: (a) a person who is in direct or indirect control relationship with the person; (b) any corporation or organization in which the person is an officer, director or partner or performs a similar function; (c) a beneficial owner of ten percent (10%) or more of any class of equity securities of the person; (d) any trust or estate in which the person has a beneficial interest not represented by transferable shares or as to which the person serves as a trustee or in a similar fiduciary capacity; or (e) any relative or spouse of the person (or relative of the person's spouse) having the same residence as the person. "Beneficial ownership" is defined as "the sole or shared power to dispose or direct the disposition of shares or the sole or shared power to vote or direct the voting of shares, whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise."

    Pursuant to Section 7 of Chapter 110D, if the question of voting rights for the Affected Shares is, at some later date, presented to the Company's stockholders for their consideration, if voting rights are authorized for the Affected Shares and it is determined that the person making a control share acquisition has acquired beneficial ownership of shares that, when added to all other shares of the Company beneficially owned by such person, entitles such person to vote, or direct voting of, shares of the Company having a majority or more of all voting power in the election of directors, each stockholder of record of the Company other than the person making such control share acquisition, who does not vote in favor of authorizing voting rights for the shares acquired in such control share acquisition may demand payment for his stock in an appraisal in accordance with the provisions of Section 86 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws. Such appraisal rights would only become operative in the event that the members of the Investor Group were to demand that the stockholders consider authorization of voting rights for the Affected Shares and such authorization were granted. At this time, because no control share acquisition statement has been delivered to the Company, the Company has not determined whether a control share acquisition has occurred which might result in such appraisal rights being available as described above; however, the members of the Investor Group have made filings with the SEC which indicate collective beneficial ownership of 37% of the Company's outstanding shares.

    The Company's stockholders, at a duly-constituted meeting, may also, by amendment to the by-laws or the Articles of Organization, provide that the provisions of Chapter 110D shall not apply to future control share acquisitions of the Company. Management currently has no plans to propose such an amendment.

                              FINANCIAL STATEMENTS

    The Annual Report of the Company, including financial statements of the Company for the fiscal year ended September 30, 1995, was mailed to stockholders of record of the Company on March 5, 1996. Concurrent with the distribution of this proxy statement, stockholders of the record on March 11, 1996 who were not included in the distribution of the Annual Report on March 5, 1996 will receive concurrently with this proxy statement a copy of the Annual Report.

                           COST OF SOLICITING PROXIES

    The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities. The Company has retained Georgeson & Company, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $5,000, plus reimbursement of certain out-of- pocket expenses.

               STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

    Any stockholder desiring to present a proposal for consideration at the Company's 1997 annual meeting of stockholders, scheduled to be held on or about February 5, 1997, and included in the Company's proxy statement, must submit the proposal to the Company so that it is received at the executive offices of the Company not later than September 6, 1996. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

    As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not instructed to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interests of the Company and its stockholders.

                              FORM 10-K AVAILABLE

    THE ANNUAL REPORT OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WHICH INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE COMPANY AND ITS SUBSIDIARIES, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE VICE PRESIDENT/FINANCE AND ADMINISTRATION OF THE COMPANY AT 2229 MAIN STREET, CONCORD, MASSACHUSETTS 01742.

                                                                      APPENDIX A

                              NUCLEAR METALS, INC.
                          DIRECTORS' STOCK OPTION PLAN

    The Nuclear Metals, Inc. Directors' Stock Option Plan as adopted November 20, 1995:

1. PURPOSE AND ELIGIBILITY

    The purpose of this Plan is to enhance the ability of NUCLEAR METALS, INC. (the "Corporation") to attract and retain skilled and competent members of its Board of Directors. The class of persons eligible to receive options under the Plan shall consist of all outside (non-management) directors of the Corporation and its subsidiaries.

2. MAXIMUM NUMBER OF SHARES TO BE OPTIONED

    The maximum number of shares of common stock which may be optioned and sold under this Plan is 35,000 shares of common stock of the Corporation (the "Common Stock"), except as such number of shares shall be adjusted in accordance with provisions of Section 5 hereof. Such shares shall be shares of the authorized but unissued common stock or shares of Common Stock purchased as treasury stock as may from time to time be determined by the Board of Directors of the Corporation. Any shares which are reserved for issuance upon the exercise of an option and which for any reason are not so issued may after the expiration of the option, again be optioned under this Plan.

3. ADMINISTRATION OF THE PLAN

    This Plan shall be administered by a Stock Option Committee (the "Committee") selected from time to time by the Board of Directors and initially consisting of the entire Board of Directors of the Corporation. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and grant all options hereunder. The Committee shall have full authority, consistently with this Plan from time to time to determine the directors of the Corporation to receive options under this Plan, the number of shares to be subject to each option, and the time or times when each option may be exercised in whole or in part; to determine the provisions of options to be granted (which need not be identical); to construe and interpret this Plan and such options; and to make all other determinations which it may deem necessary and advisable for administering this Plan. All such actions and determinations of the Committee shall be final, conclusive and binding upon all parties interested.

    No member of the Committee shall be liable for any action or determination made by him in good faith.

4. TERMS AND CONDITIONS OF OPTIONS

    Options granted under this Plan shall be evidenced by written agreements subject to the following terms and conditions and not inconsistent therewith as the Committee shall from time to time determine.

    (a) OPTION PRICE

    The Committee shall determine the purchase price under each option, provided that (i) the purchase price under each option shall not be less than one hundred (100%) percent and not more than one hundred and twenty-five (125%) percent of the fair market value of the common stock on the date the option is granted,
(ii) the fair market value shall be determined by the Committee (provisions are made in Section 5 for adjustment of the price in certain events).

    (b) PERIOD OF OPTIONS

    The period during which an option may be exercised shall be determined by the Committee, but shall be for a period of not more than ten years from the date such option is granted. Such period may be reduced only as specifically provided in this Plan.

    (c) EXERCISE OF OPTIONS

    Each option may provide that it may not be exercised for a specific period after the date of the granting of the option as the Stock Option Committee in each case may determine. Shares which may be purchased in any one year and are not purchased in full may be purchased in any subsequent year during the period of the option.

    (d) PAYMENT FOR AND DELIVERY OF STOCK

    Payment for shares purchased upon exercise of an option shall be made in full in cash, or in common stock of the Corporation, valued at fair market value on the date of exercise. Certificates for fully paid shares shall be issued in the name of the optionee as the Corporation from time to time receives payment in full for the purpose price thereof.

    The Corporation shall not be obligated to deliver any shares of stock until there has been compliance with any federal or State laws or regulations which the Corporation may deem applicable.

    No holder of any option or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be a holder of any shares subject to an option unless and until certificates for such shares are issued to him or them under the provisions of this Plan.

    (e) NON-TRANSFERABILITY OF OPTIONS

    No option under the Plan shall be transferable, and except as otherwise provided herein, options shall be exercisable only by the optionee. No option shall be subject to execution, attachment or similar process.

    (f) PURCHASE FOR INVESTMENT

    At the time each option is exercised, the optionee shall represent in writing to the Corporation that he is of full age and that stock purchased by him under the option is to be and is being purchased for investment and not with a view to the distribution thereof.

    (g) EFFECT OF DEATH

    If an optionee dies at a time when he is entitled to exercise an option, then at any time or times within twelve months after his death, but in no event after ten years from the date such option is granted, such option may be exercised, as to all or any of the shares which the optionee was entitled to purchase and had not purchased at the time of his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of such twelve months or at the end of such ten years, whichever is earlier, provided however, any such exercise of such an option shall be expressly subject to any restrictions on transfer of stock of the Corporation found in the Articles of Organization and the executor, administrator or person or persons so exercising said option shall be required to comply with any restrictions on transfer of stock of the Corporation in the same manner as if the optionee had died owning stock of the Corporation.

5. ADJUSTMENT IN NUMBER OF SHARES AND PURCHASE PRICE

    The aggregate number of shares of common stock on which options may be granted hereunder, the number of shares of common stock covered by each such option, shall all be appropriately and equitably adjusted by the Board of Directors in it discretion to prevent dilution or any enlargement of rights under such option, by reason of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or capital readjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of compensation by the Corporation. Any fractional shares resulting from any such adjustment shall be eliminated from the option.

    Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall cover the securities to which a holder of the number of shares of common stock covered by the option would have been entitled; but a sale of substantially all the assets of the Corporation, or a dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause (i) all outstanding options hereunder to become exercisable in full effective as of the date of such sale, dissolution, liquidation, merger or consolidation, and (ii) all outstanding options hereunder immediately thereafter to terminate.

6. AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend, suspend or terminate this Plan. No action by the Board of Directors may, except as provided in Section 5, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

7. DURATION OF THE PLAN

    This Plan became effective on November 20, 1995 and shall terminate on November 20, 2000 unless sooner terminated by the Board of Directors. Options may be granted under this Plan at any time and from time to time prior to its termination. Any option outstanding under this Plan at the time of the termination or a suspension of this Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms and conditions.

DATED: November 20, 1995

                                                                      APPENDIX B

                              NUCLEAR METALS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George J. Matthews and Robert E. Quinn, or either or them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Nuclear Metals, Inc. held of record by the undersigned on March 11, 1996, at the annual meeting of shareholders to be held on May 1, 1996, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1, 2, 3 and 4.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

 /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

 1)  Election of Directors.

     / /  For       / /  Withhold       / /  For All Except

     George J. Matthews, Wilson B. Tuffin, Robert E. Quinn, Frank
     H. Brenton and Kenneth A. Smith

     If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees(s).

     RECORD DATE SHARES:

 2) To amend the Company's Articles of Organization to provide that the Company shall have authority to issue one million
     (1,000,000) shares of Preferred Stock.

     / /  For       / /  Withhold       / /  For All Except

 3) To approve the adoption by the Board of Directors of the Directors' Stock Option Plan.

     / /  For       / /  Withhold       / /  For All Except

 4) To ratify appointment of Arthur Andersen LLP as auditors for the Company.

     / /  For       / /  Withhold       / /  For All Except

 5) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Mark box at right if comments or address change have     / /
     been noted on the reverse side of this card.

                                                   --------------
     Please  be  sure  to sign  and  date  this Proxy.       Date
 ----------------------------------------------------------------

 ----------------------------------------------------------------
     Shareholder sign here                               Co-owner
     sign here

                              NUCLEAR METALS, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders held on May 1, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Nuclear Metals, Inc.

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       Nuclear Metals, Inc.
 ----------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)
 ----------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

 Payment of Filing Fee (Check the appropriate box):

 / / $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
 / / $500  per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
 / / Fee  computed  on  table   below  per  Exchange  Act   Rules
     14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction
     applies:
       ----------------------------------------------------------
     2) Aggregate number of securities to which transaction
     applies:
       ----------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ----------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
       ----------------------------------------------------------
     5) Total fee paid:
       ----------------------------------------------------------

 /X/ Fee paid previously with preliminary materials.

 / / Check  box if any part  of the fee is  offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
       ----------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
       ----------------------------------------------------------
     3) Filing Party:
       ----------------------------------------------------------
     4) Date Filed:
       ----------------------------------------------------------